Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
June 19, 2015	INVESTOR CONTACT
Bob East, Westwicke Partners
443.213.0500 | diplomat@westwicke.com

MEDIA CONTACT
Jenny Cretu, Diplomat
810.768.9370 | press@diplomat.is

Diplomat expands hepatitis C specialty services with acquisition of Burman’s Specialty Pharmacy

FLINT, Mich.—Diplomat Pharmacy, Inc. (NYSE: DPLO) announced today it has acquired Burman’s Specialty Pharmacy (Burman’s). Burman’s, located in the greater Philadelphia, Pennsylvania area, is a provider of individualized patient care with a primary focus on the challenging condition of hepatitis C.

“Burman’s shares our strong commitment to patient care,” said Phil Hagerman, Diplomat CEO and Chairman. “We acquired Burman’s to enhance our targeted clinical management programs, utilize its innovative hepatitis C technology platform and strong payor network, and increase our presence in the U.S. mid-Atlantic region.”

Steve Burman, President and CEO of Burman’s, is pleased to partner with Diplomat to continue its history of improving patient results by continually monitoring treatment and ensuring patient compliance. Burman’s enhances therapy management through its proprietary software platform HealthTrac, specifically designed to navigate the complexities of hepatitis C therapy and allow pharmacists and providers to collaborate on patient care.

“According to the Center for Disease Control and Prevention, an estimated 3.2 million people in the United States are living with chronic hepatitis C infection,” said Hagerman. “We believe the HealthTrac technology will significantly expand our hepatitis C services across our national footprint.”

“Diplomat’s patient-centric focus echoes our own approach,” said Burman. “We pride ourselves on improving patient care with innovative technology. HealthTrac opens the lines of communication between all healthcare professionals involved to improve treatment efficiency in an effort to both improve results and reduce costs. Diplomat shares that vision and puts it into practice with high-touch patient care.”

Burman’s executive leadership will remain in place as their services expand under Diplomat’s ownership. In addition, all individuals and entities receiving Diplomat common stock as part of this transaction will be subject to certain lock-up restrictions on such shares, for at least six months after closing.

Under the terms of the agreement, Diplomat is acquiring Burman’s for $72.8 million cash and $10 million in Diplomat common stock. For the 12 months ended May 31, 2015, Burman’s generated approximately $383 million in revenue and approximately $21 million in EBITDA. The transaction is expected to be accretive to Diplomat’s earnings per share in 2015.  Diplomat funded the cash component of the purchase price with cash on hand along with use of its existing credit facility.

To learn more about Diplomat, visit www.diplomat.is.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include the Company’s expectations regarding the financial and operational performance of the combined entities. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: delays or difficulties in integrating the combined businesses; general economic conditions in the regions and industries in which the parties operate; and the ability to achieve cost savings and operating synergies and the timing thereof.  The foregoing transaction risks should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including in “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent reports filed with or furnished to the Securities and Exchange Commission.  Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Diplomat

Diplomat (NYSE: DPLO) serves patients and physicians in all 50 states. Headquartered in Flint, Michigan, the company focuses on medication management programs for people with complex chronic diseases, including oncology, immunology, hepatitis, multiple sclerosis, HIV, specialized infusion therapy and many other serious or long-term conditions. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients, and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information visit www.diplomat.is. Follow us on Twitter and LinkedIn and like us on Facebook.

About Burman’s Specialty Pharmacy

Burman’s is a leader in disease-specific treatment programs and has been in business for more than 50 years. Burman’s comprehensive services and patient-first approach help patients and physicians navigate the complex waters of a variety of challenging health conditions, all while achieving improved results. Burman’s offers individualized pharmaceutical care for a variety of challenging health conditions and complex drug therapies. To learn more, visit www.burmansmedical.com.

###